Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contacts
Eve Callahan	Cara Coon
SVP, Corporate Communications	VP, Communications and Public Affairs Director
503.727.4188	509.626.5348
evecallahan@umpquabank.com	cara.coon@bankwithsterling.com

Investor Contacts
Ron Farnsworth	Patrick J. Rusnak
EVP/Chief Financial Officer	EVP/Chief Financial Officer
503.727.4108	509.227.0961
ronfarnsworth@umpquabank.com	pat.rusnak@bankwithsterling.com

UMPQUA HOLDINGS CORPORATION AND STERLING FINANCIAL
CORPORATION SHAREHOLDERS OVERWHELMINGLY APPROVE
MERGER

Portland, Ore. and Spokane, Wash. - February 26, 2014 - Umpqua Holdings Corporation (NASDAQ: UMPQ) and Sterling Financial Corporation (NASDAQ: STSA) are pleased to announce that their respective shareholders have voted overwhelmingly to approve the companies’ Agreement and Plan of Merger, previously announced on September 11, 2013. Umpqua’s shareholders also approved an amendment to Umpqua’s articles of incorporation, effective at the closing of the merger, increasing the number of authorized shares of common stock to 400,000,000.

Completion of the merger, which provides for Sterling to merge into Umpqua, is expected in the second quarter of 2014, pending regulatory approvals and other customary closing conditions.

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has locations between San Francisco, California, and Seattle, Washington, along the Oregon and Northern California Coast, Central Oregon and Northern Nevada. Umpqua Holdings also owns a retail brokerage subsidiary, Umpqua Investments, Inc., which has locations in Umpqua Bank stores and in dedicated offices in Oregon. Umpqua Private Bank serves high net worth individuals and non-profits, providing trust and investment services. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit www.umpquaholdingscorp.com.

About Sterling Financial Corporation
Sterling Financial Corporation (NASDAQ:STSA) of Spokane, Washington, is the bank holding company for Sterling Savings Bank, a Washington state chartered and federally insured commercial bank. Sterling Savings Bank does business as Sterling Bank in Washington, Oregon and Idaho and as Argent Bank in California, offering banking products and services, mortgage lending, and trust and investment products to individuals, small businesses, corporations and other commercial organizations. As of December 31, 2013, Sterling Financial Corporation had assets of $10.31 billion and operated depository branches in Washington, Oregon, Idaho and California. Visit Sterling Financial Corporation’s website at www.sterlingfinancialcorporation.com.

Cautionary Statement Regarding Forward-Looking Statements
This document contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “may”, “can”, “believe”, “expect”, “project”, “intend”, “likely”, “plan”, “seek”, “should”, “would”, “estimate” and similar expressions and any other statements that predict or indicate future events or trends or that are not statements of historical facts. These forward-looking statements are subject to numerous risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements because such statements are inherently subject to significant assumptions, risks and uncertainties, many of which are difficult to predict and are generally beyond Sterling’s and Umpqua’s control. These risks and uncertainties include, but are not limited to, the following: the timing to consummate the proposed merger; and the risk that a condition to closing of the proposed merger may not be satisfied and the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated. Sterling and Umpqua undertake no obligation (and expressly disclaim any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward-looking statements, please refer to the factors set forth under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Umpqua’s and Sterling’s most recent Form 10-K and 10-Q reports and to Sterling’s and Umpqua’s most recent Form 8-K reports, which are available online at www.sec.gov. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Umpqua or Sterling.

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